Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Advanced Photonix, Inc.
Ann Arbor, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-120317, No. 333-128706, No. 333-132976 and No. 333-147802) and Form S-8 (No. 333-08972, No. 333-95301, No. 333-57068, No. 333-124708 and No. 333-147012) of Advanced Photonix, Inc. of our report dated June 26, 2009 relating to the consolidated financial statements and schedule for the fiscal year ended March 31, 2009 which appears in this Form 10-K.

/s/ BDO Seidman, LLP
Troy, Michigan
June 26, 2009